                                  NEWS RELEASE

For Immediate Release                                     March 27, 2002

Contacts:       John K. Keach, Jr.                     Lawrence E. Welker
                Chairman of the Board                  Executive Vice President
                President/CEO                          Chief Financial Officer
                (812) 373-7816                         (812) 523-7308

                      HOME FEDERAL BANCORP ANNOUNCES FIFTH
                            STOCK REPURCHASE PROGRAM

(Columbus, IN) -- Home Federal Bancorp (the "Company") (NASDAQ: HOMF), the
holding company of Home Federal Savings Bank of Columbus, Indiana (the "Bank"),
today announced that they have completed their fourth stock repurchase program of 225,000 shares.

On March 26, 2002 the Board of Directors announced it had approved the fifth repurchase, from time to time, on the open market of up to 5% of the Company's outstanding shares of common stock, without par value ("Common Stock"), or
218,385 such shares. Such purchases will be made subject to market conditions in open market or block transactions. Repurchases may begin April 24, 2002.

According to John K. Keach, Jr., Chairman of the Board of the Company, the Board
believes that the Company's shares are currently undervalued by the market and that open market purchases will have the potential effect of enhancing the book value per share and the potential to enhance growth in earnings per share of the
Company's remaining outstanding shares.

Home Federal Bancorp is a financial holding company, with Home Federal Savings
Bank as its principal subsidiary. Home Federal Savings Bank, a FDIC insured commercial bank founded in 1908, offers a wide range of consumer and commercial financial services through 17 branch offices in southeastern Indiana and one commercial loan office in Indianapolis, Indiana.

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